Form of Proxy

American Century Capital Preservation Fund, Inc.
American Century Capital Preservation Fund II, Inc.

THIS PROXY IS SOLICITED BY THE BOARDS OF DIRECTORS OF American Century Capital Preservation Fund, Inc. and American Century Capital Preservation Fund II, Inc. for use at a meeting of shareholders to be held at 10:00 a.m. (Central time) on July 30, 1997 at American Century Tower I, 4500 Main Street, Kansas City, Missouri.

I hereby appoint ______________ and __________, and each of them, with full power of substitution as my proxy to vote at the meeting and at all adjournments or postponements thereof, all shares of beneficial interest, evidencing interests in any one or more of the American Century - Benham Capital Preservation Fund and American Century Capital Preservation Fund II which I held of record on June 2, 1997, the record date for the meeting, upon the following matters and upon any other matter which may come before the meeting, in their discretion:

          1. Proposal to approve an Agreement and Plan of Reorganization and the transactions contemplated thereby, including:

          (a) the transfer of substantially all of the assets and liabilities of the Capital Preservation Fund and Capital Preservation Fund II to a corresponding portfolio of American Century Government Income Trust (the "New Capital Preservation Fund"):

          (b) the distribution of the New Capital Preservation Fund shares to the shareholders of the Capital Preservation Fund and Capital Preservation Fund II according to their respective interests; and

          (c) the termination under state law and the Investment Company Act of 1940, as amended, of the Capital Preservation Fund and Capital Preservation Fund II.

                           FOR      AGAINST        ABSTAIN
                           /  /     /  /             /  /

          2. In their discretion, the parties are authorized to vote upon such other business as may properly come before the meeting.

                           FOR      AGAINST       ABSTAIN
                           /  /     /  /             /  /

Every properly signed proxy will be voted in the manner specified hereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR Proposals 1 and 2.

PLEASE  SIGN,  DATE AND  RETURN  THE PROXY  CARD  PROMPTLY  USING  THE  ENCLOSED
ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, Administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:  ________

X_______________________________

Signature

X_______________________________

Signature, if held jointly